Ballantyne STRONG™

NYSE American: BTN

Q3 2020 Results



Q3 HIGHLIGHTS

- **Convergent profitability improved with continued growth in recurring revenue:**
  - Segment gross margins increased to 47.9% from 32.4%, operating income improved by 169% and Adjusted EBITDA grew 88% to $1.7 million
- **Strong Entertainment began to see meaningful signs of recovery as exhibitors began reopening worldwide:**
  - Sequentially, revenue increased 113% from Q2 to Q3 as exhibitors resumed operations
  - Settled business interruption claim resulting in a recognized gain of $2.7 million
- **Completed sale of Strong Outdoor in early August:**
  - Investment in Firefly increased to $13 million; $5.3 million gain recognized upon divestiture
- **Cash flows from continuing operations improved to $8.2 million for the first nine months of 2020 from ($1.0) million the same period in the prior year**

STRONG ENTERTAINMENT

Strong Technical Services:

- **Signed exclusive multi-year nationwide managed services agreement with Marcus Theatres in Q3 2020**
  - 4th largest cinema operator in the U.S.
  - Providing 24x7x365 support on all non-IMAX screens for Marcus Theaters and Movie Tavern
- **Seeing Increased Demand in Our Services Business**
  - Theaters adopting outsourced services model as they rescale
  - Proven expertise
  - Attractive economics for customers

STRONG ENTERTAINMENT

Strong MDI Screens:

- **Signed 5-year exclusive worldwide supply agreement with Cinemark in October:**
  - 3rd largest exhibitor in the U.S.
  - ~6K screens across U.S. & Latin America
- **Leading market share in North America (65%):**
  - Opportunity for international growth with 5% market share in Europe and <5% in China


~65%
~5%
<5%

CONVERGENT™

Growing Recurring Revenue

Recurring Revenue %


38.4%
44.4%
56.2%
72.8%
2017
2018
2019
TTM Q3 2020

Convergent Gross Margin %


15.8%
12.0%
33.3%
43.8%
2017
2018
2019
Q3 2020 YTD

Scalable Operating Platform


Media players are easily added to current platform
45K+ Active media players
40% Gross margin for Active media players
70-80% Gross margin for Added media players

BallantyneSTRONG

INVESTMENTS

FIREFLY

- The sale of Strong Outdoor allows BTN to participate in the upside potential of the Firefly business
- BTN now holds a $13M million investment stake in Firefly and is one of their largest shareholders behind Google Ventures and NFX

Itasca Capital Ltd.

- ~32% shareholder
- Monetized investments
- Expanded management team; completed two transactions

1347 PROPERTY INSURANCE HOLDINGS

- ~21% shareholder
- Monetized operating business
- Pursuing insurance, asset management & real estate growth strategies


FINANCIAL
REVIEW

CONSOLIDATED Q3 2020 SUMMARY

($ in thousands)

	Quarters Ended September 30,				Nine Months Ended September 30,			
	2020	2019	Favorable (Unfavorable)	Favorable (Unfavorable) %	2020	2019	Favorable (Unfavorable)	Favorable (Unfavorable) %
Ballantyne Strong (Consolidated)								
Revenue	$ 9,907	$ 15,550	$ (5,643)	-36.3%	$ 28,488	$ 41,897	$ (13,409)	-32.0%
Gross profit	3,247	5,201	(1,954)	-37.6%	8,849	12,936	(4,087)	-31.6%
Gross margin %	32.8%	33.4%	-0.6%		31.1%	30.9%	0.2%	
SG&A	3,592	5,011	1,419	28.3%	12,353	14,695	2,342	15.9%
Loss on disposal of assets	(18)	(3)	(15)	N/M	(18)	(67)	49	N/M
(Loss) income from operations	(363)	187	(550)	-294.1%	(3,522)	(1,826)	(1,696)	-92.9%
Adjusted EBITDA*	792	1,304	(512)	-39.3%	(22)	1,269	(1,291)	-101.7%

- Decrease in revenue and gross profit primarily due to negative impact of COVID-19 on Strong Entertainment operating segment
- Customer demand remained strong at Convergent as services revenue continued to increase
- Cost management efforts resulted in significant decrease in SG&A expense

*See Non-GAAP reconciliation to GAAP equivalent in appendix

CONSOLIDATED Q3 2020 TREND

($ in thousands)

	Q3-FY19	Q4-FY19	Q1-FY20	Q2-FY20	Q3-FY20
Ballantyne Strong (Consolidated)					
Revenue	$ 15,550	$ 15,407	$ 12,377	$ 6,204	$ 9,907
Gross profit	5,201	5,679	3,892	1,710	3,247
Gross margin %	33%	37%	31%	28%	33%
SG&A	5,011	5,314	5,541	3,220	3,592
Income (loss) from operations	187	363	(1,649)	(1,510)	(363)
Adjusted EBITDA	1,304	2,062	(491)	(323)	792

- Q3 2020 operating results at Strong Entertainment negatively impacted by COVID-19
- Despite the significant impact of COVID-19, maintained gross margin compared to Q3 2019
- Cost reduction initiatives partially offset decline in gross profit

*See Non-GAAP reconciliation to GAAP equivalent in appendix

BallantyneSTRONG

STRONG ENTERTAINMENT Q3 2020 TREND

($ in thousands)

	Q3-FY19	Q4-FY19	Q1-FY20	Q2-FY20	Q3-FY20
Strong Entertainment					
Revenue	$ 10,928	$ 10,469	$ 7,315	$ 2,467	$ 5,260
Gross profit	3,669	3,537	1,834	47	889
Gross margin %	34%	34%	25%	2%	17%
SG&A	1,436	1,509	2,170	525	968
Income (loss) from operations	2,230	2,026	(337)	(478)	(79)
Adjusted EBITDA	2,444	2,655	(103)	(168)	133

- Q3 2020 activity at Strong Entertainment continued to be significantly impacted by COVID-19 related disruptions
- Screen orders and production slowly rebounding, with orders from China and the Middle East helping to offset slower demand in the US markets
- Demand for technical services is recovering

*See Non-GAAP reconciliation to GAAP equivalent in appendix

BallantyneSTRONG

CONVERGENT Q3 2020 TREND

($ in thousands)

	Q3-FY19	Q4-FY19	Q1-FY20	Q2-FY20	Q3-FY20
Convergent					
Revenue	$ 4,532	$ 4,824	$ 4,962	$ 3,647	$ 4,346
Gross profit	1,469	2,055	1,985	1,601	2,083
Gross margin %	32%	43%	40%	44%	48%
SG&A	1,075	1,454	1,128	1,010	1,024
Income (loss) from operations	394	601	857	591	1,059
Adjusted EBITDA	890	1,228	1,460	1,201	1,672

- Convergent's performance driven by transition to higher margin recurring revenue and cost reduction initiatives – comparison periods in 2019 include non-recurring installation projects

Recurring Revenue as a % of Total Revenue



35.2%
38.4%
44.4%
56.2%
72.8%
2016
2017
2018
2019
TTM Q3 2020

*See Non-GAAP reconciliation to GAAP equivalent in appendix

Ballantyne STRONG

BALANCE SHEET

($ in thousands)

	9/30/2020	12/31/2019
Assets		
Cash and cash equivalents and restricted cash	$ 7,378	$ 5,302
Other current assets	10,666	17,721
Goodwill and intangible assets	2,109	2,453
Other long-term assets	38,235	32,157
Total assets	**$ 58,388**	**$ 57,633**
Liabilities		
Accounts payable & accrued expenses	$ 6,912	$ 7,385
Short-term debt & current portion of long-term debt	4,027	4,078
Short-term lease liabilities	2,563	2,432
Long-term debt, net of current portion	2,617	3,019
Long-term lease liabilities	7,218	8,650
Other liabilities	7,371	6,360
Total liabilities	**$ 30,708**	**$ 31,924**
Stockholders' equity	**$ 27,680**	**$ 25,709**
Total liabilities and stockholders' equity	**$ 58,388**	**$ 57,633**

BallantyneSTRONG

FORWARD LOOKING STATEMENTS AND NON-GAAP MEASURES

- This presentation contains forward-looking statements. All statements other than statements of historical fact included in this presentation are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "outlook," "plan," "potential," "project," "projection," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other words and terms of similar meaning. These statements are not guarantees of future performance and involve a number of known and unknown risks, assumptions, trends, uncertainties and factors that are beyond our control, including without limitation, those identified in the Company's filings with the Securities and Exchange Commission under the sections titled "Risk Factors," "Forward-Looking Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. All forward-looking statements speak only as of the date of this document. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.
- In this presentation, we include certain supplemental financial measures, including EBITDA and Adjusted EBITDA, which are neither required by nor presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"). In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes discontinued operations share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries and other cash and non-cash charges and gains. We use these measures in addition to net income and operating income to assess our performance and believe it is important for investors to be able to evaluate the company using the same measures used by our management. You are cautioned, however, that these measures, as we calculate them, are not necessarily comparable to similarly titled measures reported by other companies. In addition, these measures have limitations as analytical tools and should be considered only in conjunction with our financial results reported under GAAP, and not in isolation. See the Appendix for a reconciliation of each non-GAAP financial measure included in this presentation to its directly comparable GAAP measurement. For more information on why management considers these non-GAAP financial measures to be important indicators of our operational strength and performance, as well as the limitations on these measures as an analytical tool, please see our quarterly report on Form 10-Q for the quarter ended September 30, 2020, and our earnings release for the third quarter ended September 30, 2020, under the caption "Use of Non-GAAP Measures."

APPENDIX



RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

Quarter Ended September 30, 2019	Strong Entertainment	Convergent	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$ 1,265	$ 386	$ (3,316)	$ (123)	$ (1,788)
Net income (loss) from discontinued operations	-	-	-	123	123
Net income (loss) from continuing operations	1,265	386	(3,316)	-	(1,665)
Interest expense, net	35	120	107	-	262
Income tax expense (benefit)	827	(96)	-	-	731
Depreciation and amortization	226	492	54	-	772
EBITDA	2,353	902	(3,155)	-	100
Stock-based compensation expense	-	-	334	-	334
Fair value adjustment to notes receivable	845	-	-	-	845
Equity method investment (income) loss	(287)	-	783	-	496
Loss on disposal of assets and impairment charges	3	-	-	-	3
Foreign currency transaction (gain) loss	(50)	(16)	-	-	(66)
Gain on property and casualty insurance recoveries	(420)	-	-	-	(420)
Severance and other	-	4	8	-	12
Adjusted EBITDA	$ 2,444	$ 890	$ (2,030)	$ -	$ 1,304

Quarter Ended December 31, 2019	Strong Entertainment	Convergent	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$ 959	$ 397	$ (2,786)	$ 682	$ (748)
Net income (loss) from discontinued operations	-	-	-	(682)	(682)
Net income (loss) from continuing operations	959	397	(2,786)	-	(1,430)
Interest expense, net	34	154	67	-	255
Income tax expense (benefit)	1,011	61	(85)	-	987
Depreciation and amortization	232	604	51	-	887
EBITDA	2,236	1,216	(2,753)	-	699
Stock-based compensation expense	-	-	322	-	322
Fair value adjustment to notes receivable	705	-	-	-	705
Equity method investment (income) loss	178	-	610	-	788
Loss on disposal of assets and impairment charges	2	-	-	-	2
Foreign currency transaction (gain) loss	122	(11)	-	-	111
Gain on property and casualty insurance recoveries	(588)	-	-	-	(588)
Severance and other	-	23	-	-	23
Adjusted EBITDA	$ 2,655	$ 1,228	$ (1,821)	$ -	$ 2,062

Quarter Ended March 31, 2020	Strong Entertainment	Convergent	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$ (156)	$ 616	$ (902)	$ (5)	$ (447)
Net income (loss) from discontinued operations	-	-	-	5	5
Net income (loss) from continuing operations	(156)	616	(902)	-	(442)
Interest expense, net	32	144	96	-	272
Income tax expense (benefit)	287	58	55	-	400
Depreciation and amortization	230	602	47	-	879
EBITDA	393	1,420	(704)	-	1,109
Stock-based compensation expense	-	-	273	-	273
Fair value adjustment to notes receivable	-	-	-	-	-
Equity method investment (income) loss	48	-	(1,417)	-	(1,369)
Loss on disposal of assets and impairment charges	-	-	-	-	-
Foreign currency transaction (gain) loss	(528)	40	-	-	(488)
Gain on property and casualty insurance recoveries	(16)	-	-	-	(16)
Severance and other	-	-	-	-	-
Adjusted EBITDA	$ (103)	$ 1,460	$ (1,848)	$ -	$ (491)

Quarter Ended June 30, 2020	Strong Entertainment	Convergent	Corporate and Other	Discontinued Operations	Consolidated
Net (loss) income	$ (865)	$ 402	$ (3,100)	$ (165)	$ (3,728)
Net income (loss) from discontinued operations	-	-	-	165	165
Net (loss) income from continuing operations	(865)	402	(3,100)	-	(3,563)
Interest expense, net	34	139	95	-	268
Income tax expense (benefit)	78	56	(38)	-	96
Depreciation and amortization	231	589	48	-	868
EBITDA	(522)	1,186	(2,995)	-	(2,331)
Stock-based compensation expense	-	-	212	-	212
Equity method investment loss	69	-	1,420	-	1,489
Loss on disposal of assets and impairment charges	-	-	-	-	-
Foreign currency transaction loss (gain)	304	(1)	-	-	303
Gain on property and casualty insurance recoveries	(97)	-	-	-	(97)
Severance and other	78	16	7	-	101
Adjusted EBITDA	$ (168)	$ 1,201	$ (1,356)	$ -	$ (323)

Quarter Ended September 30, 2020	Strong Entertainment	Convergent	Corporate and Other	Discontinued Operations	Consolidated
Net (loss) income	$ 1,939	$ 1,000	$ (1,966)	$ 4,673	$ 5,646
Net income (loss) from discontinued operations	-	-	-	(4,673)	(4,673)
Net (loss) income from continuing operations	1,939	1,000	(1,966)	-	973
Interest expense, net	24	146	84	-	254
Income tax expense (benefit)	488	(88)	126	-	526
Depreciation and amortization	226	613	46	-	885
EBITDA	2,677	1,671	(1,710)	-	2,638
Stock-based compensation expense	-	-	239	-	239
Equity method investment loss	20	-	440	-	460
Loss on disposal of assets and impairment charges	-	-	18	-	18
Foreign currency transaction loss (gain)	172	1	-	-	173
Gain on property and casualty insurance recoveries	(2,736)	-	-	-	(2,736)
Severance and other	-	-	-	-	-
Adjusted EBITDA	$ 133	$ 1,672	$ (1,013)	$ -	$ 792